Exhibit 31.1


                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
         OFFICER'S CERTIFICATE PURSUANT TO SECTION 302 (A) CERTIFICATION

         I, Michael O'Reilly, the chief executive officer of Windswept Environmental Group, Inc., certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Windswept Environmental Group, Inc.; and

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.




                                                Date:    October 26, 2005

                                                  /s/ Michael O'Reilly
                                                ---------------------------
                                                Michael O'Reilly
                                                Chief Executive Officer